Exhibit 15.1
MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


Acknowledgement   of  the  use  of  a  report  on  unaudited  interim  financial information.


We have reviewed, in accordance with standards of the Public Company Accounting Oversight Board, the unaudited interim financial information of Onelife Health Products, Inc. ("Onelife") for the three month period ending February 28, 2007, and have issued our report thereon dated May 14, 2007. With respect to the Registration Statement on Form SB-2 of Onelife, we acknowledge our awareness of the use therein of said report. As indicated in such report, because we did not perform an audit, we expressed no opinion on that unaudited information.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates, Chartered
Las Vegas, Nevada
May 15, 2007




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